Exhibit 10.2

NOTE PURCHASE AGREEMENT
THIS NOTE PURCHASE AGREEMENT (the “Agreement”) is made as of February __, 2023, by and between HeartBeam, Inc., a Delaware corporation (the “Company”), and Maverick Capital Partners, LLC, a Delaware limited liability company (the “Investor”).
WHEREAS, the Company is seeking interim financing to enable it to further develop, test and market its products;
WHEREAS, the Investor is willing to provide additional financing to benefit the Company; and
WHEREAS, in order to accomplish the foregoing, the Investor desires to purchase from the Company, and the Company desires to sell to the Investor, up to $5,000,000 principal amount of the Company’s 6% Convertible Notes (the “Notes”);
THE PARTIES HEREBY AGREE AS FOLLOWS:
1.    Purchase and Sale of Notes.
1.1    Sale and Issuance of Notes. Subject to the terms and conditions of this Agreement, the Investor may purchase, and the Company may sell and issue to the Investor, up to $5,000,000 principal amount of Notes, bearing interest at 6% per annum. The price of each of the Notes shall be 100% of the principal amount thereof. Draw Down requests shall follow the Draw Down Rules set forth in Section 1.2, below. The Investor shall purchase such Notes at such times on or before May 31, 2023 and in such amounts as the Company may elect pursuant to this Section 1.1 and Section 1.2 hereof, provided that (a) the initial purchase shall consist of Notes with an aggregate principal amount of $500,000, (b) subsequent purchases of Notes shall be for a minimum of $100,000 or an integral multiple thereof, and (c) the Investor shall purchase the Notes only if it is satisfied with its due diligence review of the Company following each “Draw Down Notice” as defined below and the Company’s Form S-3 registration statement remains effective with the Securities and Exchange Commission (“SEC”) for the resale of all shares of common stock received by the Investor upon conversion of part or all of the Notes.
Each of the Notes shall have the terms and conditions of, and be in the form of the copy of the Note attached hereto as Exhibit A with the appropriate insertions.
1.2    Draw Down Rules. At any time, the Company may, in its sole discretion, issue a “Draw Down Notice” to the Investor. The Draw Down Notice shall indicate the dollar amount of the requested Draw Down and no Draw Down shall exceed $500,000. Each Draw Down Notice shall commence a “Draw Down Pricing Period,” which shall mean a period of five (5) consecutive trading days preceding a “Draw Down Closing Date” (as defined below).
Only one Draw Down shall be allowed in each Draw Down Pricing Period. Each Pricing Period shall mean a period of five (5) consecutive trading days preceding a Draw Down Notice, and must be separated by one week. If a Draw Down is not objected to by the Investor, the Company shall issue and deliver unto the Investor a Note for the amount of the approved Draw Down and such Note shall be delivered to the Investor on the first trading day following the end of the Draw Down Pricing Period (the “Draw Down Closing Date”). Upon each conversion under the Notes, the Company shall immediately, within two business days of the Company’s receipt of a respective conversion notice, deliver the underlying shares of common stock to the Investor. At Investor’s option, the shares may be issued in certificate form or in book entry with V Stock Transfer, the Company’s registered transfer agent.

1.3    Conversion Rights. The Investor may, from time to time, and in accordance with the Draw Down Rules set forth in Section 1.2, above, convert all or a portion of the Notes into shares of the Company’s common stock, par value $0.0001, at a Conversion Price per share equal to 75% of the average calculated Volume-Weighted Average Price (“VWAP”) per share during the applicable Draw Down Pricing Period. The shares of common stock issued to the Investor upon each conversion shall be freely tradeable and registered for resale by an effective Form S-3 registration statement. “VWAP” means, for any date, the price determined by the first of the following clauses that applies: (a) if the Common Stock is then listed or quoted on a Trading Market, the daily volume weighted average price of the Common Stock for such date (or the nearest preceding date) on the Trading Market on which the Common Stock is then listed or quoted as reported by Bloomberg L.P. (based on a Trading Day from 9:30 a.m. (New York City time) to 4:02 p.m. (New York City time)), (b) if OTCQB or OTCQX is not a Trading Market, the volume weighted average price of the Common Stock for such date (or the nearest preceding date) on OTCQB or OTCQX as applicable, (c) if the Common Stock is not then listed or quoted for trading on OTCQB or OTCQX and if prices for the Common Stock are then reported on the OTC Pink (or a similar organization or agency succeeding to its functions of reporting prices), the most recent bid price per share of the Common Stock so reported, or (d) in all other cases, the fair market value of a share of Common Stock as determined by an independent appraiser selected in good faith by the Purchasers of a majority in interest of the Securities then outstanding and reasonably acceptable to the Company, the fees and expenses of which shall be paid by the Company.
1.4    Equity Blocker. The Company shall not issue or sell, and the Investor shall not purchase or acquire by conversion of the Notes or otherwise, any shares of common stock or Notes under this Agreement or the Notes which, when aggregated with all other shares of common stock of the Company then beneficially owned by the Investor and its affiliates (as calculated pursuant to Section 13(d) of the Securities Exchange Act of 1934, as amended (“Exchange Act”) and Rule 13d-3 promulgated thereunder), would result in the beneficial ownership by the Investor and its affiliates of more than 4.99% of the then issued and outstanding shares of common stock of the Company (the “Ownership Limitation”). If the Ownership Limitation is met during a Pricing Period, then the Company shall not issue or sell, and the Investor shall not purchase or acquire, any additional shares of common stock in the Company. The amount specified in the Draw Down Notice shall be reduced as a result to conform to the Ownership Limitation and the amount of proceeds ultimately due to the Company will be reduced. Upon the written or oral request of the Investor, the Company will confirm orally or in writing to the Investor within two (2) business days of such request the number of shares of common stock of the Company then outstanding. The Investor and the Company shall each cooperate in good faith in the determinations required hereby and the application thereof.

1.5    Participation Rights. At any time after the date hereof, so long as Investor owns more than 1% of the outstanding common stock, if the Company shall issue or propose to issue any additional shares of the Company’s common stock, or warrants, options outside of the S-3 Registration
Statement File No. 333-269520, facility excluding any grants by the Company in accordance with its stock incentive plans, now or hereinafter in effect) or other rights or instruments of any kind convertible into or exercisable or exchangeable for shares of Common Stock (the “Additional Securities”), Investor shall have the right to subscribe for and to purchase at the same price per share that number of Additional Securities necessary to maintain a Fully-Diluted Ownership Percentage (as defined herein below) in the Company equal to the lesser of:
(i)Fully-Diluted Ownership Percentage of the Company on the date that a Subscription Notice (as defined below) is delivered to Investor hereunder, and
(ii)of 4.9% of the Company’s issued and outstanding Common Stock. In the case of a private transaction (so not in conjunction with a S-1 or S-3 registration statement), any offer of Additional Securities made to Investor shall be made by notice in writing (the

“Subscription Notice”) at least 10 Trading Days prior to the issuance of such Additional Securities for Investor to declare its Participation Rights in such transaction.
2.    Representations and Warranties of the Company. The Company hereby represents and warrants to the Investor that:
2.1    Organization, Good Standing and Qualification. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has all requisite corporate power and authority to enter into this Agreement and to carry on its business as now conducted and as proposed to be conducted.
2.2    Authorization. All corporate action on the part of the Company, its officers, directors and shareholders necessary for the authorization, execution and delivery of this Agreement and the sale of the Notes and underlying shares of common stock as contemplated hereby, the performance of all obligations of the Company under this Agreement and the authorization, issuance and delivery of the Notes being sold hereunder has been taken, and this Agreement constitutes the valid and legally binding obligation of the Company, enforceable against it in accordance with its terms except to the extent enforceability may be limited by bankruptcy, insolvency, moratorium or other similar laws affecting the enforcement of creditors’ rights generally.
2.3    Valid Issuance of Notes and Underlying Shares. The Notes to be purchased by the Investor hereunder, when issued, sold and delivered in accordance with the terms hereof, will be duly and validly issued, and the shares of common stock issued upon conversion of the Notes, will be issued in compliance with all applicable federal and state securities laws and in accordance with the Company’s effective Form S-3 registration statement. The Company has sufficient authorized but unissued shares of common stock to cover any and all anticipated conversions of the Notes.
2.4    Valid Obligations. Each of the Notes shall constitute the legal, valid and binding obligation of the Company, enforceable against it in accordance with its terms except to the extent enforceability may be limited by bankruptcy, insolvency, moratorium or other laws affecting the enforcement of creditors’ rights generally.
2.5    Governmental Consents. No consent, approval, order or authorization of, or registration, qualification, designation, declaration or filing with, any federal, state or local governmental authority on the part of the Company is required in connection with the execution of this Agreement and the consummation of the sale of the Notes to the Investor as contemplated hereby.

3.    Representations and Warranties of the Investor. The Investor hereby represents and warrants that:
3.1    Formation. The Investor is a limited liability company duly organized and validly existing and in good standing under the laws of the State of Delaware and has full power and authority to enter into this Agreement and to carry on its business as now conducted and as proposed to be conducted.
3.2    Authorization. All corporate action on the part of the Investor, its officers and directors necessary for the authorization, execution and delivery of this Agreement and the transactions contemplated hereby, the performance of all obligations of the Investor under this Agreement, and the purchase of the Notes and conversion thereof hereunder has been taken, and this Agreement constitutes the valid and legally binding obligation of the Investor, enforceable against it in accordance with its terms except to the extent enforceability may be limited by bankruptcy, insolvency, moratorium or other similar laws affecting the enforcement of creditors rights generally.

4.    Miscellaneous.
4.1    Survival of Warranties. The representations, warranties and covenants of the Company and the Investor contained herein or made pursuant to this Agreement shall survive the Closing. However, this provision shall in no way require the Company or the Investor to update or supplement after the Closing the matters set forth in the representations contained herein.
4.2    Successors and Assigns. The terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors and assigns of the parties. Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and assigns any rights, remedies, obligations, or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.
4.3    Governing Law. This Agreement shall be governed by and construed under the laws of the State of Florida as applied to agreements entered into and to be performed entirely within the State of Florida. Venue for any dispute shall be in the Federal or State courts in Miami-Dade County, Florida.
4.4    Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.
4.5    Titles and Subtitles. The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

4.6    Notices. Unless otherwise provided, any notice required or permitted under this Agreement shall be given in writing and shall be deemed effectively given upon email or personal delivery to the party to be notified or upon deposit with the United States Post Office, by registered or certified mail, or with a commercial delivery service providing authentication of receipt, postage prepaid and addressed to the party to be notified at the address indicated for such party on the signature page hereof, or at such other address as such party may designate by ten days’ advance written notice to the other parties.
4.7    Finder’s Fee. Each party represents that it neither is obligated nor has created an obligation for any finders’ fee or commission in connection with this transaction.
4.8    Expenses. Each of the Company and the Investor shall pay its own costs and expenses with respect to the negotiation, execution, delivery, performance and enforcement of this Agreement.
4.9    Amendments and Waivers. Any term of this Agreement may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of the Company and the Investor.
4.10    Specific Performance; Injunction. Because the parties to this Agreement will be irreparably damaged if this Agreement is not specifically enforced, either party shall be entitled to an injunction restraining any violation by the other, without any bond or other security being required.
4.11    Severability. If one or more provisions of this Agreement are held to be unenforceable under the applicable law, such provision shall be excluded from this Agreement and the balance of the Agreement shall be interpreted as if such provision were so excluded and shall be enforceable in accordance with its terms.
IN WITNESS WHEREOF, the undersigned have executed, or caused to be executed on their behalf by an agent thereunto duly authorized, this Agreement as of the date first above written.

HeartBeam, Inc.
        By: /s/ Richard Brounstein
        Title: Chief Financial Officer

    Address:
    2118 Walsh Avenue
    Santa Clara, CA 95050
Maverick Capital Partners, LLC
By: _________________
Title: ________________

Address:
8 the Green
Suite 6509
Dover, DE 19901

EXHIBIT A
HEARTBEAM, INC.

6% CONVERTIBLE NOTE

$__,000.00 March __, 2023

1. Principal and Interest. HeartBeam, Inc.., a corporation duly organized and existing under the laws of the State of Delaware ("Company," which term includes any successor), for value received, hereby promises to pay to the order of Maverick Capital Partners, LLC, or any successor in interest registered on the books of the Company ("Holder") in lawful money of the United States at the address of the Holder set forth below, the principal sum of _______Thousand and 00/100 Dollars ($__,000.00) on December 31, 2023 ("Maturity Date") (unless earlier converted into shares of the Company’s Common Stock, par value $0.0001, (as hereinafter defined, as described in Section 2), together with simple interest from the date hereof, computed on the basis of a 360-day year of twelve 30-day months in arrears from the date of original issuance hereof or for the most recent date to which interest has been paid or duly provided for, on the Maturity Date, at the rate of six percent (6%) per annum until the principal hereof is paid or made available for payment.

Upon payment in full of all principal and interest payable hereunder or conversion as provided in Section 2, this Note shall be surrendered to the Company for cancellation.

2. Conversion.

(a) Holder's Right to Convert. Subject to and upon compliance with the provisions of this Section 2, the Holder of this Note shall be entitled, at its option, from time to time, to convert the principal amount of this Note and any accrued interest (or any portion hereof) into shares of the Company's common stock ("Common Stock") at the conversion price ("Conversion Price") calculated as follows: The Conversion Price shall be 75% of the average calculated Volume-Weighted Average Price (“VWAP”) per share on principal exchange or trading market where such security is listed or traded during the applicable “Draw Down Pricing Period” as defined in that certain Note Purchase Agreement,” dated February __, 2023, by and between the Company and the Holder. “VWAP” means, for any date, the price determined by the first of the following clauses that applies: (a) if the Common Stock is then listed or quoted on a Trading Market, the daily volume weighted average price of the Common Stock for such date (or the nearest preceding date) on the Trading Market on which the Common Stock is then listed or quoted as reported by Bloomberg L.P. (based on a Trading Day from 9:30 a.m. (New York City time) to 4:02 p.m. (New York City time)), (b) if OTCQB or OTCQX is not a Trading Market, the volume weighted average price of the Common Stock for such date (or the nearest preceding date) on OTCQB or OTCQX as applicable, (c) if the Common Stock is not then listed or quoted for trading on OTCQB or OTCQX and if prices for the Common Stock are then reported on the OTC Pink (or a similar organization or agency succeeding to its functions of reporting prices), the most recent bid price per share of the Common Stock so reported, or (d) in all other cases, the fair market value of a share of Common Stock as determined by an independent appraiser selected in good faith by the Purchasers of a majority in interest of the Securities then outstanding and reasonably acceptable to the Company, the fees and expenses of which shall be paid by the Company. If at any time while this Note is outstanding, an Event of Default (as defined herein) occurs, then an additional discount of fifteen percent (15%) shall be factored into the Variable Conversion Price until this Note is no longer outstanding (resulting in a discount rate of 40% assuming no other adjustments are triggered hereunder.
(a) Holder's Right to Convert. Subject to and upon compliance with the provisions of this Section 2, the Holder of this Note shall be entitled, at its option, from time to time, to convert the principal amount of this Note and any accrued interest (or any portion hereof) into shares of the Company's common stock ("Common Stock") at the conversion price ("Conversion Price") calculated as follows:
The Conversion Price shall be 75% of the average calculated Volume-Weighted Average Price (“VWAP”) per share on principal exchange or trading market where such security is listed or traded during the applicable “Draw Down Pricing Period” as defined in that certain Note Purchase Agreement,” dated February __, 2023, by and between the Company and the Holder. “VWAP” means, for any date, the price determined by the first of the following clauses that applies: (a) if the Common Stock is then listed or quoted on a Trading Market, the daily volume weighted average price of the Common Stock for such date (or the nearest preceding date) on the Trading Market on which the Common Stock is then listed or quoted as reported by Bloomberg L.P. (based on a Trading Day from 9:30 a.m. (New York City time) to 4:02 p.m. (New York City time)), (b) if OTCQB or OTCQX is not a Trading Market, the volume weighted average price of the Common Stock for such date (or the nearest preceding date) on OTCQB or OTCQX as applicable, (c) if the Common Stock is not then listed or quoted for trading on OTCQB or OTCQX and if prices for the Common Stock are then reported on the OTC Pink (or a similar organization or agency succeeding to its functions of reporting prices), the most recent bid price per share of the Common Stock so reported, or (d) in all other cases, the fair market value of a share of Common Stock as determined by an independent appraiser selected in good faith by the Purchasers of a majority in interest of the Securities then outstanding and reasonably acceptable to the Company, the fees and expenses of which shall be paid by the Company. If at any time while this Note is outstanding, an Event of Default (as defined herein) occurs, then an additional discount of fifteen percent (15%) shall be factored into the Variable Conversion Price until this Note is no longer outstanding (resulting in a discount rate of 40% assuming no other adjustments are triggered hereunder.

(b) Automatic Conversion. This Note shall be automatically converted into shares of Common Stock at the Conversion Price immediately upon the closing of a merger with or into any other corporation, or a reorganization, or a sale or conveyance of all or substantially all of its assets to any other entity in a transaction in which the stockholders of the Company immediately before the transaction own immediately after the transaction less than a majority of the outstanding voting securities of the surviving entity (or its parent).

(c) Mechanics of Conversion. Before any Holder of this Note shall be entitled to convert the same into shares of Common Stock, he shall surrender this Note at the office of the Company’s transfer agent and shall deliver a conversion notice to the Company and its transfer agent. The Company shall, not later than the second business day following receipt of a notice of conversion, issue and cause to be evidenced by book entry on the books of the Company’s transfer agent, the number of full shares of Common Stock to which such Holder shall be entitled as aforesaid rounded up to the next whole share. Such conversion shall be deemed to have been made immediately prior to the close of business on the date of such surrender of this Note to be converted.

(d) Reclassification, etc. If the Company at any time shall, by subdivision, combination or reclassification of securities or otherwise, change any of the securities into which this Note is convertible into the same or a different number of securities of any class or classes, the shares of Common Stock or other securities into which this Note is convertible shall thereafter be convertible into the kind and number of shares of stock or other securities or property of the Company or otherwise to which the Holder would have been entitled, if immediately prior to such change, the Holder had acquired the shares of Common Stock or other securities into which this Note is convertible. If shares of the Company's Common Stock or other securities purchasable hereunder are subdivided or combined into a greater or smaller number of shares, the Conversion Price under this Note shall be proportionately reduced in case of subdivision of shares or proportionately increased in the case of combination of shares. No adjustment on account of cash dividends or interest on the Company's Common Stock or other securities into which this Note is convertible will be made to the Conversion Price under this Note.

(e) Notice of Adjustment. Upon any adjustment of the securities issuable upon conversion of this Note, the Conversion Price for the shares, and/or any increase or decrease in the number of shares into which this Note is convertible upon conversion of this Note, the Company shall give written notice thereof, by first class mail, postage prepaid, addressed to the Holder at the address of the Holder as shown on the books of the Company.

(f) Fractional Shares. The Company shall not be required to issue fractions of shares of Common Stock upon conversion of this Note. In lieu of any fractional shares to which the Holder of this Note would otherwise be entitle, the number of shares of Common Stock issuable upon a conversion shall be rounded up to the next whole share.

(g) Reservation of Stock Issuable Upon Conversion. The Company shall at all times reserve and keep available out of its authorized but unissued shares of Common Stock solely for the purpose of effecting the conversion of this Note such number of its shares of Common Stock as shall from time to time be sufficient to effect the conversion in full of this Note; and if at any time the number of authorized but unissued shares of Common Stock shall not be sufficient to effect the conversion in full of this Note, the Company will take such corporate action as shall, in the opinion of its counsel, be necessary to increase its authorized but unissued shares of Common Stock to such number of shares as shall be sufficient for such purpose.

(h) No Rights as Stockholder. This Note does not entitle the Holder to any voting rights or other rights as a stockholder of the Company prior to the conversion hereof.

1.Notwithstanding anything to the contrary herein contained, the Holder may not convert this Note to the extent such conversion would result in the Holder, together with any affiliate thereof, beneficially owning (as determined in accordance with Section 13(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") and the rules promulgated thereunder) in excess of 4.99% of the then issued and outstanding shares of Common Stock, including shares issuable upon such conversion and held by the Holder after application of this section.

3. Place of Payment. All payments due to the Holder hereunder shall be paid to the Holder at the address which the Holder shall have given written notice to the Company.

4. Events of Default and Remedies. If any of the following events (individually, an "Event of Default") shall occur for any reason whatsoever (and whether it shall be voluntary of involuntary or occur or be affected by operation of law or otherwise), the Holder may seek the remedies in Section 5 hereof; provided however, the Company shall have reasonable time as mutually agreed to by both parties to cure any of the Events of Default:

(a) The Company fails to make payment when due of any principal or interest payable under this Note, and such failure continues for a period of ten days after written notice that such payment is due and unpaid;

(b) The Company defaults in the observance or performance of any material agreement or condition under this Note, and such default continues for a period of 30 days after written notice or such default is given to the Company by the Holder.

(c) Any representation or warranty made by the Company to Holder or Holder’s representative(s) shall prove to have been false in any material respect on the date when made;

(d) The Company shall default under any material agreement for borrowed money which causes the other party thereto to accelerate such obligation;

(e) The Company shall: (i) file, or consent by answer or otherwise to the filing against it of a petition for relief or reorganization or arrangement or any other petition in bankruptcy or insolvency law of any jurisdiction; (ii) make an assignment for the benefit of its creditors; (iii) consent to the appointment of a custodian, receiver, trustee or other officer with similar powers of itself or of any substantial part of its property; (iv) be adjudicated insolvent or be liquidated; or (v) take appropriate action for the purpose of any of the foregoing;

(f) A court of governmental authority of competent jurisdiction shall enter an order appointing a custodian, receiver, trustee or other officer with similar powers with respect to the Company or any substantial amount of its properties, or if an order for relief with respect to the Company shall be entered in any case of proceeding for liquidation or reorganization or otherwise to take advantage of any bankruptcy or insolvency law of any jurisdiction, or ordering the dissolution, winding up of liquidation of the Company, of if any petition for any such relief shall be filed against the Company, and such order or petition shall not be dismissed or stayed within 70 days after the date of such filing, then automatically upon the occurrence of such Event of Default the entire unpaid principal amount of, and the unpaid accrued interest on this Note shall become immediately due and payable; or

(g) The Company’s Form S-3 registration statement is withdrawn or is unusable due to the Company’s failure to stay current in its periodic reporting obligations under the Securities Exchange Act of 1934, as amended, and such default has not been cured within 10 days.

5. Additional Remedies. If any Event of Default hereunder shall have occurred, the Holder may proceed to protect and enforce its rights under this Note by exercising such remedies as are available to it in respect thereof under the terms of this Note or applicable law, either by suit in equity or by action at law, or both, whether for specific performance of any agreement contained in this Note or in aid of the exercise of any power granted in this Note. No remedy is intended to be exclusive and each such remedy shall be cumulative.

6. Transfer.

(a) The transfer of this Note is registrable by the Holder hereof in person or by his attorney duly authorized in writing on the books of the Company. Upon surrender and cancellation of this Note upon any such transfer, a new Note for the same aggregate principal amount will be issued to the transferee in exchange herefor.

(b) The Company and any transfer or conversion agent may deem and treat the person in whose name this Note shall be registered upon the books of the Company as the absolute owner of this Note (whether or not his Note shall be overdue and notwithstanding any notation of ownership or other writing hereon) for all other purposes, and neither the Company nor any transfer or conversion agent shall be affected by any notice to the contrary. All such payments shall be valid and effectual to satisfy and discharge the liability on this Note to the extent of the sum or sums so paid.

7. Attorney Fees. If the indebtedness represented by this Note or any part thereof is collected in bankruptcy, receivership or other judicial proceedings or if this Note is placed in the hands of attorneys for collection after default, the Company agrees to pay, in addition to the principal and interest payable hereunder, reasonable attorneys' fees and costs incurred by the Holder.

8. Notice. All notices, reports and other communications required or permitted hereunder shall be in writing and may be delivered in person, by telecopy with written confirmation, overnight delivery service or U.S. mail, in which event it may be mailed by first-class, certified or registered, postage prepaid, addressed to the Holder at its address as shown on the books of the Company or to the Company at 2118 Walsh Avenue, Santa Clara, CA 95050, Attention: President and Chief Financial Officer.

Each such notice, report or other communication shall for all purposes under this Note be treated as effective or having been given when delivered, if delivered personally or, if sent by mail, at the earlier of its receipt or five days after the same has been deposited in a regularly maintained receptacle for the deposit of the United States mail, addressed and mailed as aforesaid or, if sent by facsimile with written confirmation, at the earlier of: (i) 24 hours after confirmation transmission by the sending facsimile machine; or (ii) delivery of written confirmation.

9. Amendments, Consents and Waivers. This Note may be amended at any time and from time to time to add to, eliminate or modify the terms and provisions hereof and the rights of the Holder hereunder with the written consent of the Company and the Holder. Any amendment, waiver or consent by the Holder of this Note shall be conclusive and binding upon such Holder and any future Holder of this Note and of any Note issued in exchange or substitution herefor, irrespective of whether or not any notation of such amendment, waiver or consent is made upon this Note or such exchanged or substituted Note. The Company hereby waives presentment, demand for performance, notice of non-performance, protest, notice of protest and notice of dishonor. No delay on the part of the Holder in exercising any right hereunder shall operate as a waiver of such right or any other right.

10. Payment Due on Holidays. If the principal of or interest on this Note falls due on a Saturday, Sunday or legal holiday at the place of payment, such payment shall be made on the next succeeding business day and such extended time shall be included in computing interest.

11. Severability. If any provision of this Note shall be held invalid under any applicable laws, such invalidity shall not affect any other provision of this Note that can be given effect without the invalid provision and, to this end, the provisions hereof are severable.

12. Governing Law. This Note is being delivered in and shall be construed in accordance with the laws of the State of Florida, without regard to the conflicts of laws provisions thereof. Venue shall be in any Federal or state court situated in Miami-Dade County, Florida.

IN WITNESS WHEREOF, and intending to be legally bound hereby, the Company has caused this Note to be executed and delivered by its proper and duly authorized officers as of the date first above written.

HEARTBEAM, INC.

By: /s/ Ramy Farid
Title: Manager